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Exhibit 10(f)

FOURTH AMENDMENT TO

HAGGAR CORP.

1992 LONG TERM INCENTIVE PLAN

          1.      Introduction. The Haggar Corp. 1992 Long Term Incentive Plan (as amended, the "1992 Plan") was initially approved and adopted by the stockholders of Haggar Corp., a Nevada corporation (the "Company"), on November 13, 1992. A First Amendment to Haggar Corp. 1992 Long Term Incentive Plan was approved and adopted by the stockholders of the Company on February 24, 1994. A Second Amendment to Haggar Corp. 1992 Long Term Incentive Plan was approved and adopted by the stockholders of the Company on February 5, 1995. A Third Amendment to Haggar Corp. 1992 Long Term Incentive Plan was approved and adopted by the Board of Directors of the Company on February 10, 1999. Pursuant to Section 17, the 1992 Plan is hereby further amended as set forth herein.

          2.      Increase in Available Shares. For the purpose of increasing the maximum number of shares of the Common Stock of the Company available for issuance under the 1992 Plan by 350,000 shares, Paragraph 5 of the 1992 Plan is amended by substituting the number "1,750,000" for the number "1,400,000" in each place where the latter number occurs in said Paragraph 5.

          3.      Effect on Other Provisions. Except as expressly amended hereby, the 1992 Plan shall remain in full force and effect as originally adopted and previously amended.

          4.      Adoption by Board. The foregoing amendments to the 1992 Plan were adopted by the Board of Directors of the Company on November 2, 1999.

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  Exhibit 10(f)
FOURTH AMENDMENT TO HAGGAR CORP. 1992 LONG TERM INCENTIVE PLAN